Exhibit 3.1

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENERGETICS HOLDINGS, INC.", CHANGING ITS NAME FROM "ENERGETICS HOLDINGS, INC." TO "PAVILION ENERGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 2008, AT 3:36 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICAT OF AMENDMENT IS THE TENTH DAY OF MARCH, A.D. 2008.

[SEAL here]
/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6422339

DATE: 03-03-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 03/03/2008
FILED 03:36 PM 03/03/2008
SRV 080276000.- 3014819 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
ENERGETICS HOLDINGS, INC.
A Delaware Corporation

Energetics Holdings, Inc. (the "Corporation"), a corporation organized and existing under and. by virtue of the General. Corporation Law of the State of Delaware does hereby certify:

1.That the Board of Directors of the Corporation pursuant to an Action By Unanimous Written-Consent adopted the following resolution:

RESOLVED, that the Board of Directors hereby declares it advisable and in. the best interest • of the Corporation that ARTICLE FIRST of the Certificate of Incorporation of this Corporation be amended to read as follows:

"FIRST:The name of the Corporation is Pavilion Energy Resources, Inc."; and it is

FURTHER RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that ARTICLE FOURTH of the Certificate of incorporation of this Corporation be amended. to add to such Article paragraph F. to read as 'follows:

"F.       Each ten (10) shares of previously authorized Common Stock of the Corporation, $.01 par value per share, issued and outstanding immediately prior to the record date (the "Record Date") shall automatically be combined without any further action into one validly issued, fully paid and non-assessable Share of Common Stock of the Corporation, .$.01 par value. Notwithstanding anything herein to the contrary, the provisions of this paragraph F. of ARTICLE FOURTH shall not apply to any unissued shares of Common Stock which are subject to the Corporation's 2003 Stock Award Plan and such shares shall not be combined a provided herein. Further, every right, option and warrant to acquire ten (10) Shares of Common Stock of the Corporation outstanding immediately prior to the Record Date shall as of the Record Date automatically be converted, without any further action into the right to acquire one share of Common Stock, of the Corporation upon the terms of the right option or warrant, except that the purchase price of the Common Stock upon exercising, the right, option or warrant shall be proportionately increased. The Corporation shall not issue fractional shares with respect to the combination or conversion. Each fractional share which would otherwise result from the combination, or conversion of the Common Stock shall be rounded up to a whole share. Furthermore, where the holdings of any shareholder of record as of the close of business on March 9, 2008, would, as a result of this combination otherwise be reduced below one hundred (100) shares, such shareholding shall be increased to one hundred (100) whole shares automatically and without any further action on the part of the shareholder. The Record Date shall be 12:01 a.m., Pacific Standard Time on March 10, 2008."

2. That the said Amendment has been consented to and: authorized by the. holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN. WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Secretary duly authorized this 27th day of February 2008.

/s/ Robert D. Milligan
ROBERT D. MILLIGAN, Secretary

ACTION BY WRITTEN CONSENT
OF THE HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK
OF
ENERGETICS HOLDINGS, INC.
A Delaware Corporation

The undersigned, being the holder of a majority of the outstanding shares of common stock of ENERGETICS HOLDINGS, INC., a Delaware corporation ("Corporation") in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, hereby takes the following action by written consent in lieu of a meeting.

RESOLVED, that ARTICLE FIRST of the Certificate of Incorporation of this Corporation be amended to read as follows:

"FIRST: The name of the Corporation is Pavilion Energy Resources, Inc."; and it is

FURTHER RESOLVED, that ARTICLE FOURTH of the Certificate of Incorporation o f this Corporation be amended to add to such Article paragraph G. to read as follows:

"F.      Each ten (10) shares of previously authorized Common Stock of the Corporation, $.01 par value per share, issued and outstanding immediately prior to the record date (the "Record Date") shall automatically be combined without any further action into one validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $.01 par value. Notwithstanding anything herein to the contrary, the provisions of this paragraph F. of ARTICLE FOURTH, shall not apply to any unissued shares of Common Stock which are subject to the Corporation's 2003 Stock Award Plan and such shares shall not be combined a provided herein. Further, every right, option and warrant to acquire ten (10) shares of Common Stock of the Corporation outstanding immediately prior to the Record Date shall as of the Record Date automatically be converted without any further action into the right to acquire one share of Common Stock of the Corporation upon the terms of the right option or warrant, except that the purchase price of the Common Stock upon exercising the right, option or warrant shall be proportionately increased. The Corporation shall not issue fractional shares with respect to the combination or conversion. Each fractional share which would otherwise result from the combination or conversion of the Common Stock shall be rounded up to a whole share. Furthermore, where the holdings of any shareholder of record as of the close of business on March 9, 2008, would, as a result of the combination otherwise be reduced below one hundred (100) shares, such shareholding shall be increased to one hundred (100) whole shares automatically and without any further action on the part of the shareholder. The Record Date shall be 12:01 a.m., Pacific Standard Time on March 10, 2008."

IN WITNESS WHEREOF, the undersigned, being all the holder of a majority of the outstanding shares of common stock of Energetics Holdings, Inc. have executed this Action By Written Consent this 27 day of February 2008.

Name of Shareholder	Number of Shares

Leland Energy, Inc.	2,000,000

By: /s/ Stephen M. Thompson
STEPHEN M. THOMPSON
President

ACTION BY WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
ENERGETICS HOLDINGS, INC.
A Delaware Corporation

The undersigned, being all of the directors of ENERGETICS HOLDINGS, INC., a Delaware corporation ("Corporation") in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, hereby take the following, action by written consent in lieu of a meeting.

RESOLVED, that the Board of-Directors hereby declares it advisable and in the best interest of the Corporation that ARTICLE FIRST of the Certificate of Incorporation of this Corporation be amended to read as follows:

"FIRST: The name of the Corporation is Pavilion Energy Resources, Inc."; and it is

FURTHER RESOLVED, that the Board of Directors hereby declares it advisable and in. the best interest of the Corporation that ARTICLE FOURTH of the Certificate of incorporation or this Corporation be amended to add to such Article paragraph F, to read as follows:

"F.       Each ten (10) shares of previously authorized Common Stock of the Corporation, $.01 par value per share, issued and outstanding immediately prior to the record date (the "Record Date") shall automatically be combined without any further action into one validly issued, fully paid and non-assessable share of Common Stock of the Corporation, $.01 par value. Notwithstanding anything herein to the contrary, the provisions of this paragraph F. of ARTICLE FOURTH shall not apply to any unissued shares of Common Stock which are subject to the Corporation's 2003 Stock Award Plan and such shares shall not be combined a provided herein. Further, every right, option and warrant to acquire ten (10) shares of Common Stock of the Corporation outstanding immediately prior to the Record Date shall as of the Record Date automatically he converted without any further action into the right to acquire one share of Common Stock of the Corporation upon the terms of the right option or warrant. except that the purchase price of the Common Stock upon exercising the right, option or warrant shall be proportionately increased. The Corporation shall not issue fractional shares with respect to the combination or conversion. Each fractional share which would otherwise result from the combination or conversion of the Common Stock shall be rounded up to a whole share. Furthermore, where the holdings of any shareholder of record as of the close of business on March 9, 2008, would, as a result of this combination otherwise be reduced below one hundred (100) shares, such shareholding shall be increased to one hundred (100) whole shares automatically and without any further action on the part of the shareholder. The Record Date shall be 12:01 a.m., Pacific Standard Time on March 10,  2008, and it is

FURTHER RESOLVED, that the Secretary is authorized and empowered to solicit the consent of the holders of a majority of the outstanding shares of Common Stock of this Corporation (not in excess of nine persons) to the Amendment to the Certificate of Incorporation of this Corporation and to give notice to the shareholders as required by Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being all the directors of Global Business Services Group, Inc. have executed this Action By Written Consent this 27 day of February 2008.

/s/ Stephen M. Thompson
STEPHEN M. THOMPSON

/s/ Todd Allen
TODD ALLEN

ACTION BY WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY
  OF THE OUTSTANDING SHARES OF COMMON STOCK OF
ENERGETICS HOLDINGS, INC.
A Delaware Corporation

The undersigned, being the holders of a majority of the outstanding shares of common stock of ENERGETICS HOLDINGS, INC., a Delaware corporation ("Corporation") in accordance with the provisions of Section 225 of the General Corporation Law of the State of Delaware, hereby takes the following action by written consent in lieu of a meeting.

RESOLVED, that, in accordance with the provisions of Section 141(k) of the General Corporation Law of the State of Delaware, the entire Board of Directors of the Corporation is removed effective as of 12:00 Noon, Pacific Standard Time on February 21, 2008; and it is

FURTHER RESOLVED, that Stephen M. Thompson and Todd Allen are appointed Directors of this Corporation to serve until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the outstanding shares of common stock of Energetics Holdings, Inc. have executed this Action By Written Consent this 22nd day of February 2008.

Shareholder	Number of Shares of Common Stock

LELAND ENERGY, INC.	2,000,000 (in escrow)

/s/ Robert D. Milligan
Robert D. Milligan, Corporate Secretary

STEPHEN M. THOMPSON, personally	150,000 (+/-)

/s/ Stephen M. Thompson

RECTANGLE, LLC	420,000 (+/-)

/s/ William Lane
William Lane

TOTAL SHARES IN FAVOR	2,570,000 (+/-)
Total Shares Issued and Outstanding	4,300,000 (+/-)
PERCENTAGE IN FAVOR	59.77% (+/-)

  ACTION BY WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
ENERGETICS HOLDINGS, INC.
A Delaware Corporation

The undersigned, being all of the directors of ENERGETICS HOLDINGS, INC., a Delaware corporation ("Corporation") in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, hereby take the following action by written consent in lieu of a meeting.

WHEREAS, this Corporation (under its former name Global Business Services Group, Inc.) entered into a certain merger agreement between this Corporation, Stephen M. Thompson, GBS Media Acquisition, Inc., a Nevada corporation, Energetics, Inc., a Nevada corporation and Rod Peterson dated as of September 5, 2007 (the "Merger Agreement"), and

WHEREAS, the directors believe that it is necessary and appropriate and in the best interest of this Corporation to rescind the Merger Agreement, to return the consideration received by this Corporation in connection therewith and to cancel the shares of common stock of this Corporation issued in connection therewith.

NOW, THEREFORE. IT IS RESOLVED, that the Merger Agreement is hereby rescinded: and it is

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and empowered to return to the appropriate parties any and an consideration received by this Corporation under and pursuant to the Merger Agreement, and it is

FURTHER RESOLVED, that the 40,000,000 Buyer Shares given as consideration pursuant to Section 2.4(d) of the Merger Agreement (now 1,000,000 shares of common stock of this Corporation as adjusted for a one-for-forty reverse split of this Corporation's common stock, as announced on November 9, 2007 and effected as of November 19, 2007) be cancelled and returned to the status of authorized bat unissued shares of common stock; and it is

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and empowered to take such action and execute such documents as may he necessary to effectuate the rescission of the Merger Agreement; and it is

FURTHER RESOLVED, that Stephen M. Thompson is appointed President of this Corporation and Robert D. Milligan is appointed Secretary of this Corporation, each to serve are the pleasure of the Board of Directors.

IN WITNESS WHEREOF, the undersigned, being all the directors of Energetics Holdings, Inc. have executed this Action by Written Consent this 22nd day of February 2008.

/s/ Stephen M. Thompson
STEPHEN M. THOMPSON

/s/ Todd Allen
TODD ALLEN

  ACTION BY WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
PAVILION ENERGY RESOURCES, INC.
A Delaware Corporation

The undersigned, being all of the directors of PAVILION ENERGY RESOURCES, INC., a Delaware corporation ("Corporation") in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, hereby take the following action by written consent in lieu of a meeting.

RESOLVED, that this Corporation issue a stock dividend consisting of one share of common stock for every five shares held by shareholders of record as of a date to be determined by the Board of Directors. This special dividend shall be payable in restricted stock and shall only be payable to shareholders of record as of the record date.

IN WITNESS WHEREOF, the undersigned, being all the directors of Pavilion Energy Resources , Inc. have executed this Action By Written Consent this 29th day of May 2008.

/s/ Stephen M. Thompson
STEPHEN M. THOMPSON

/s/ Todd Allen
TODD ALLEN